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EXHIBIT 23.2 - Consent of Lopez, Blevins, Bork & Associates, LLP


                       INDEPENDENT AUDITORS' CONSENT
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To the Board of Directors and
Stockholders of ERF Wireless, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ERF Wireless, Inc. (the "Company") of our report dated December 10, 2004 which appears in the Company's Form 8-K/A for the years ended December 31, 2003.


/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
December 29, 2004